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                                                                   Exhibit 10.17


                         COOPERATIVE MARKETING AGREEMENT

     This Agreement is made and entered into by and between Oracle Corporation ("Oracle"), with offices at 500 Oracle Parkway, Redwood City, CA 94065 and thinWEB.com Corporation ("thinWeb"), 6 Antares Drive, Suite 101, Phase III, Ottawa, Ontario Canada K2E 8A9.

     Whereas, thinWeb is developing and marketing a product called ThinAccess;
and

     Whereas, Oracle is developing and marketing the Oracle JDeveloper product for its Internet platform (the "Oracle Program"); and

     Whereas, Oracle and thinWEB wish to enter into a cooperative marketing agreement to demonstrate to customers and potential customers the benefits of using ThinAccess in conjunction with the Oracle Program (referred to collectively as "the Products").

     Now, Therefore, in consideration of the mutual promises set forth below, Oracle and thinWeb agree as follows:

1.   Cooperative Relationship and Licenses.

     1.1 In General. Oracle and thinWeb agree to cooperate and coordinate in good faith relating to the marketing of the Oracle Program and ThinAccess.

     1.2 License of the ThinAccess to Oracle. thinWEB hereby grants to Oracle and its subsidiaries a nontransferable, nonexclusive, royalty-free, worldwide license to use object code versions of ThinAccess and related documentation and marketing collateral solely for Oracle's use for the marketing effort under this Agreement. thinWEB shall provide Oracle with one (1) beta version of each new release and thereafter a mutually agreed upon number of production versions of ThinAccess for that purpose.

     1.3 License of Oracle Program to thinWEB. Oracle hereby grants to thinWEB and its subsidiaries a nontransferable, nonexclusive, royalty-free, worldwide license to use object code versions of Oracle Program and related documentation solely for thinWEB's use for the marketing effort under this Agreement. Oracle shall provide thinWEB with one (1) beta version of each new release and thereafter a mutually agreed upon number of production versions of Oracle Program for that purpose.

     1.4 License Restrictions. The licenses described in this Section 1 are limited to use under this Agreement only for the following purposes: marketing and demonstraton to customers and potential customers; internal training; providing technical support to customers solely in conjunction with the party's own Product; product compatibility testing as set forth in
     Section 1.5 herein; and to copy the Products for archival or backup purposes. No other copies shall be made without the licensor's prior written consent. All titles,

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     trademarks and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Products are subject to the terms of this Agreement. Neither party may:

     A. License, sublicense, distribute (electronically or otherwise), use in any manner not specified in this Agreement, duplicate, or make the other party's Product available to unauthorized third parties;

     B. Market the other party's Product other than as specified in this Agreement, unless first obtaining written approval from the other party;

     C.   Modify the other party's Product; or

     D. Cause or permit the reverse engineering, disassembly, or decompilation of the other party's Product.

     Each party shall retain all title, copyright, and other proprietary rights in its respective Product, and any modifications or translations thereof. Neither party acquires any rights in the other Party's Product other than those specified in this Agreement.

     1.5 Compatibility Testing. thinWEB shall verify to Oracle that every version and update of ThinAccess is compatible with the latest version of the Oracle Program, specifically, that ThinAccess can be used for access to Oracle [?] on the web through a firewall. Should either party discover a compatibility issue during the verification process, the parties agree to promptly make reasonable commercial efforts to resolve the issue. However, neither party is obligated to alter its product in any way.

     1.6 Technical Support. Each party is responsible for providing technical support of its own product. However, the parties agree to use reasonable commercial efforts to cooperate with each other when a support issue arises during the course of activities undertaken pursuant to this Agreement.

2.   Cooperative Marketing Responsibilities.

     2.1 Marketing Cooperation. Each party will create a link to the other party's web site as follows:

     A. Oracle will create a link to thinWEB's web site from the Oracle JDeveloper Partner page located at http://www.oracle.com/tools/jdeveloper; and

     B. Consistent with Oracle's policies on web site linking thinWEB will create a link on its web site to the Oracle JDeveloper web site to promote the Oracle Program.

     2.2 Marketing Options. Oracle and thinWEB shall use reasonable commercial efforts to cooperate in other joint marketing activities, which may include the following:

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     A. Oracle may:

          (i) Make available to thinWEB an early access version of the Oracle Program via the Oracle Technology Network program;

          (ii) Make available to Oracle sales representatives and consultants marketing collateral provided by thinWEB, via the Oracle JDeveloper internal web site; and

         (iii) Provide to thinWEB a list of additional marketing activities in which thinWEB has the option to participate.

     B.   thinWEB may:

          (i) Make available to Oracle marketing collateral, in digital form, including, but not limited to, FAQs, white papers, customer success stories, reference sites and/or integrated demos, that Oracle can distribute on its internal JDeveloper web site; and

          (ii) In addition to any authorized statements subsequently agreed to by the parties, state in marketing collateral that ThinAccess is compatible with the Oracle Program, provided that such compatibility has been verified pursuant to Section 1.5.

     The parties may participate jointly in public relations activities subsequently agreed to by the parties.

3. Costs and Expenses. Except as otherwise set forth in this Agreement, each party hereto shall bear all costs, risks and liabilities by it arising out of its performance under this Agreement. No party shall have a right to any reimbursement, payment or compensation from the other party for products, resources supplied, or services performed by a party in furtherance of this Agreement, except as otherwise expressly provided under this Agreement.

4. Cooperative Marketing Manager. Each party agrees to appoint a manager to coordinate its respective activities under this Agreement and to act as the primary point of contact for all activities hereunder. The Cooperative Marketing Managers for each party are as follows:

         For thinWEB:                 For Oracle:
         ------------                 -----------

           Gary T. Hannah                  Pei Wong
           President and CEO               Principal Product Manager, Java Tools
           6 Antares Drive, Suite 101      200 Oracle Pkwy, Suite 1274
           Ottawa,  Ontario                Redwood Shores, California
           Canada,  K2E 8A9                USA 94065
           (877)844-6932                   (650)506-2681

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     The two Cooperative Marketing Managers will be the individuals responsible for planning and implementing this relationship, working to resolve any disputes which may arise, and for focusing priorities and resources necessary to facilitate the success of this relationship. Oracle and thinWEB may each change their appointed Cooperative Marketing Manager by written notification to the other party.

5.   Term of Agreement.

     5.1 Term. This Agreement shall become effective on the Effective Date set forth below and shall remain in effect for one (1) year from the Effective Date, unless the Agreement is terminated previously as provided below. The initial term of this Agreement will be renewed automatically upon each anniversary date.

     5.2 Termination. Either party may terminate this Agreement on thirty (30) days written notice without cause.

     5.3 Effect of Termination. Upon termination, the licenses granted hereunder shall terminate, and each party shall discontinue the web site cross-linking activities set forth in Sectoin 2.1 and cease using the other party's marketing materials. Sections 6,7,8,9 and 10 shall survive termination of this Agreement.

6.   Publicity and Trademarks

     6.1 Publicity. No information regarding the existence of this Agreement, or the activities covered under this Agreement, will be publicly released without the prior written authorization of the other party.

     6.2 Trademarks. This Agreement grants neither party any rights to use the other party's trademarks.

7.   Warranties.

     7.1 WARRANTY. Each party warrants that it has the right to enter into this Agreement and to perform its obligations hereunder. NEITHER PARTY WARRANTS THAT ITS PRODUCTS WILL MEET ITS CUSTOMERS' REQUIREMENTS OR OPERATE IN THE COMBINATION WHICH MAY BE SELECTED FOR USE BY ITS CUSTOMERS. ORACLE PROVIDES NO WARRANTY AS TO THE OPERATION OF THE ORACLE PROGRAM.

     7.2 EXCLUSION. THE WARRANTIES STATED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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8.   Confidential Information. By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall include: (a) confidential information which is disclosed by either party in writing and is marked as confidential at the time of disclosure; or (b) confidential information which is disclosed by either party in any other manner and is clearly marked as confidential at the time of disclosure and is also summaried and designated as confidential in a written memorandum and delivered to the receiving party writing 30 days of disclosure.

     A party's Confidential Information shall no include information which: (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. thinWEB shall not disclose the results of benchmark tests or other evaluations of the Program to any third party unless Oracle grants thinWEB prior written consent to such disclosure.

     The parties agree, both during the term of this Agreement and for a period of five (5) years after termination of this Agreement, to hold each other's Confidential Information in confidence and to protect the disclosed confidential information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as they use to protect their own confidential information of a like nature. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement.

9. LIMITATION OF LIABILITY, EXCEPT FOR LIABILITY FOR VIOLATION OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, (A) NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, IN ANY WAY ARISING FROM EITHER PARTY'S PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, AND (B) NEITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER SHALL EXCEED $25,000.

10. Assignment. The rights granted in this Agreement may not be assigned or transferred by either party without the prior written approval of the other party. Neither party shall be

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     permitted to delegate its responsibilities or obligations hereunder without the prior written approval of the other party.

11. Controlling Law; Jurisdiction. This Agreement shall be governed by the laws of the State of California, U.S.A., without regard for its conflict of laws provisions. This Agreement shall be deemed to be executed in Redwood City, California.

     In any legal action relating to this Agreement, thinWeb agrees: (a) to the exercise of jurisdiction ever it by a state or federal court in San Francisco or San Mateo County, California, U.S.A. and (b) that if thinWeb brings the action, it shall be instituted in one of the courts specified in Subparagraph (a) above. Oracle may institute legal aciton in any appropriate jurisdiction.

12. Relationship Between Parties. In all matters relating to this Agreement, each party will act as an independent contactor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, or in any other capacity.

     Nothing in this Agreement shall preclude either party from entering into relationships with any other companies which are similar to the relationship between the parties, nor shall this Agreement preclude either party from independently developing or marketing any products that are similar to or compete with the other party's products provided however, that neither party shall use the other's Confidential Information to develop, promote or market such similar or competing products.

13. Notice. All notices including notices of address changes, required to be sent hereunder shall be in writing to the Cooperative Marketing Manager identified in Section 4 above. Notice shall be deemed to have been given upon addressee's receipt.

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14.  Entire Agreement. This Agreement sets forth the entire Agreement between the parties and supersedes prior proposals, agreements, and representations between them, whether written or oral relating to the cooperative marketing of Oracle products and thinWEB products and services. This Agreement may be changed only if agreed to in writing signed by an authorized signatory of each party.


The Effective Date of this Cooperative Marketing Agreement is October 18, 1999.





ThinWEB.com Corporation                     Oracle Corporation



By: /s/ Gary Hannah                                  By:  /s/ [ILLEGIBLE]
    --------------------                                  ------------------
Name: Gary Hannah                                    Name: [ILLEGIBLE]

Title: President & CEO                               Title: Sr. Vice President

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